Exhibit 99.1
GoHealth Reports First Quarter 2022 Results Reaffirms Full-Year Guidance
CHICAGO, May 10, 2022 — GoHealth, Inc. (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, announced financial results for the three months ended March 31, 2022.

First quarter 2022 net revenue of $270.6 million increased 33% compared to the prior year period.

First quarter 2022 net loss of $37.2 million compared to a net loss of $7.3 million in the prior year period; Adjusted EBITDA[1] of $11.1 million decreased 65% compared to the prior year period.

First quarter 2022 Medicare Submitted Policies of 300,643 increased 62% compared to the prior year period.

Cash flow from operations increased 75% to $54.5 million

The Company reaffirmed its full-year 2022 outlook, and expects total net revenue of $900 - $1,100 million (-15% to +4%) powered by commission revenue of $700 - $900 million (-21% to +2%). The Company expects Adjusted EBITDA[1] of $110 - $150 million (+224% to +343%). The Company also expects negative cash flow from operations of $50 - $10 million (+83% to +97%).

Clint Jones, co-founder and CEO said, "I want to thank our people for their continued commitment to our mission. We executed well given our operating strategy to slow our growth and optimize the customer experience. We were pleased with our first quarter results, which finished in-line with our internal expectations and observed promising operating results that accelerated towards the end of the quarter, including reduced marketing costs per submission, higher quality rates and lower CTM rates, and strong agent retention results, all while executing on our cost optimization strategy. While the impacts of this strategy do not fully flow through our first quarter results, we expect to see the financial benefits throughout the year as we continue to focus on cash flow generation.”

Jones continued, “We’re proud to announce that we are expanding our Encompass Platform to serve our carrier partners as a holistic Enterprise Solution. We’ve expanded our capabilities to serve our carrier partners’ most pressing needs, introducing two new modules – Encompass Connect and Encompass Engage. We plan to share more information about the details of Encompass as a Service in coming quarters as we seek out opportunities to drive differentiated value to our partners and members.”

First Quarter 2022 Highlights2
•Total company revenue grew 33% to $270.6 million
•Medicare—Internal net revenue increased 30% to $203.8 million
•Adjusted EBITDA1 decreased 65% to $11.1 million, resulting in Adjusted EBITDA margin of 4.1%

2022 Financial Outlook
The trajectory of the US economy remains challenging to predict, particularly given the continued uncertainty associated with the pace of recovery from the COVID-19 pandemic. The Company has provided its financial outlook for the fiscal year ending December 31, 2022 based on current market conditions and expectations:
•Full-year 2022 net revenue of $900 - $1,100 million, representing year-over-year growth of (15)% - 4%
◦Full-year 2022 commission revenue of $700 - $900 million, representing year-over-year growth of (21)% - 2%, fueled by the Company’s continued investment in its Medicare business
•Full-year 2022 Adjusted EBITDA of $110 - $150 million, representing year-over-year growth of 224% - 343%
•Full-year 2022 cash flow from operations of ($50) - ($10) million, representing year-over-year improvement of 83% to 97%
Conference Call Details
The Company will host a conference call today, Tuesday, May 10, 2022 at 5:00 p.m. (ET) to discuss its financial results. A live audio webcast and a supplemental presentation will be available online at https://investors.gohealth.com. The conference call can also be accessed by dialing 866-374-5140 and conference ID 60724445. A replay of the call will be available for 30 days via webcast for on-demand listening shortly after the completion of the call, at the same web link.
About GoHealth, Inc.:
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for customers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and carrier that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
IR@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)First quarter 2022 results compared to the comparable prior year period.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding the Company’s future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected financial performance and operational performance for the fiscal year 2022, including with respect to revenue and Adjusted EBITDA, including with respect to agent conversion and implied growth are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause the Company’s actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following: the Company’s ability to comply with the numerous, complex and frequently changing laws regulating the marketing and sale of Medicare plans; the potential for an adverse change in the Company’s relationships with carriers, including a loss of a carrier relationship, reduction in revenue or consolidation of carriers; carriers’ ability to reduce commissions paid to the Company and adversely change their underwriting practices; information technology systems failures or capacity constraints interrupting the Company’s operations; factors that impact the Company’s estimate of LTV may be adversely impacted; our management and independent auditors have identified a material weakness in our internal controls which may lead to errors or omissions in our financial statements; the potential delisting of our common stock from the NASDAQ; the Company’s dependence on agents to sell insurance plans; our ability to obtain the capital needed to operate and grow our business; attracting qualified employees and retaining key employees; and the impact of global economic happenings.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the first quarter ended March 31, 2022 and other SEC filings. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Many of the important factors that will determine these results are beyond the Company’s ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense (“EBITDA”); Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA is the primary financial performance measure used by management to evaluate its business and monitor its results of operations.
Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues.
We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.
The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA and Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

Management has provided its outlook and guidance regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. Management has not reconciled this non-GAAP financial measure to the corresponding GAAP financial measure because Management is unable to provide guidance for various reconciling items, such as non-recurring severance costs and professional services fees. We cannot determine their probable significance, they are outside of our control and cannot be reasonably predicted, as such items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
Glossary
“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.
“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.
“Approved Submissions” refer to Submitted Policies approved by carriers for the identified product during the indicated period.
“LTV Per Approved Submission” refers to the Lifetime Value of Commissions per Approved Submission, which we define as (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Approved Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, divided by (ii) the number of commissionable Approved Submissions for such period.
“Submitted Policies” refer to completed applications that, with respect to each such application, the consumer has authorized us to submit to the carrier.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

(in thousands, except percentages and per share amounts)	Three months ended Mar. 31, 2022		Three months ended Mar. 31, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Commission	$209,639	77.5%	$173,981	85.2%	$35,658	20.5%
Enterprise	60,954	22.5%	30,198	14.8%	30,756	101.8%
Net revenues	270,593	100.0%	204,179	100.0%	66,414	32.5%
Operating expenses:
Cost of revenue	67,923	25.1%	48,375	23.7%	19,548	40.4%
Marketing and advertising	84,033	31.1%	54,484	26.7%	29,549	54.2%
Customer care and enrollment	78,455	29.0%	47,094	23.1%	31,361	66.6%
Technology	12,759	4.7%	9,617	4.7%	3,142	32.7%
General and administrative	29,217	10.8%	19,685	9.6%	9,532	48.4%
Amortization of intangible assets	23,514	8.7%	23,514	11.5%	—	—%
Total operating expenses	295,901	109.4%	202,769	99.3%	93,132	45.9%
Income (loss) from operations	(25,308)	(9.4)%	1,410	0.7%	(26,718)	(1894.9)%
Interest expense	11,398	4.2%	8,688	4.3%	2,710	31.2%
Other (income) expense	63	—%	13	—%	50	N/M
Income (loss) before income taxes	(36,769)	(13.6)%	(7,291)	(3.6)%	(29,478)	404.3%
Income tax expense (benefit)	472	0.2%	(31)	—%	503	N/M
Net income (loss)	$(37,241)	(13.8)%	$(7,260)	(3.6)%	$(29,981)	413.0%
Net income (loss) attributable to noncontrolling interests	(23,758)	(8.8)%	(5,173)	(2.5)%	(18,585)	359.3%
Net income (loss) attributable to GoHealth, Inc.	$(13,483)	(5.0)%	$(2,087)	(1.0)%	$(11,396)	546.0%
Net income (loss) per share:
Net income (loss) per share of common stock — basic and diluted	$(0.12)		$(0.02)
Weighted-average shares of Class A common stock outstanding — basic and diluted	116,207		92,343
Non-GAAP financial measures:
EBITDA	$577		$26,764
Adjusted EBITDA	$11,073		$32,056
Adjusted EBITDA margin	4.1%		15.7%
_________________________
N/M = Not meaningful

The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

(in thousands)	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Net revenues	$270,593	$204,179
Net income (loss)	(37,241)	(7,260)
Interest expense	11,398	8,688
Income tax expense (benefit)	472	(31)
Depreciation and amortization expense	25,948	25,367
EBITDA	577	26,764
Share-based compensation expense (1)	5,155	5,112
Severance cost (2)	1,391	—
Professional services (3)	3,950	—
Legal fees (4)	—	180
Adjusted EBITDA	$11,073	$32,056
Adjusted EBITDA margin	4.1%	15.7%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards.
(2)Represents costs associated with the termination of employment and associated fees.
(3)Represents costs associated with non-recurring consulting fees.
(4)Represents non-recurring legal fees unrelated to our core operations.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

(in thousands)	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Marketing and advertising	$441	$337
Customer care and enrollment	631	796
Technology	982	747
General and administrative	3,101	3,232
Total share-based compensation expense	$5,155	$5,112

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Mar. 31, 2022	Dec. 31, 2021
Assets
Current assets:
Cash and cash equivalents	$129,628	$84,361
Accounts receivable, net of allowance for doubtful accounts of $926 in 2022 and $558 in 2021	40,117	17,276
Commissions receivable - current	189,287	268,663
Prepaid expense and other current assets	32,730	58,695
Total current assets	391,762	428,995
Commissions receivable - non-current	947,280	993,844
Operating lease ROU asset	22,044	23,462
Other long-term assets	2,857	3,608
Property, equipment, and capitalized software, net	27,863	24,273
Intangible assets, net	571,154	594,669
Total assets	$1,962,960	$2,068,851
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,797	$39,843
Accrued liabilities	34,724	52,788
Commissions payable - current	56,645	104,160
Short-term operating lease liability	6,249	6,126
Deferred revenue	1,137	536
Current portion of long-term debt	5,270	5,270
Other current liabilities	11,067	8,344
Total current liabilities	140,889	217,067
Non-current liabilities:
Commissions payable - non-current	281,250	274,403
Long-term operating lease liability	18,185	19,776
Long-term debt, net of current portion	662,678	665,115
Total non-current liabilities	962,113	959,294
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 121,944 and 115,487 shares issued; 121,775 and 115,487 shares outstanding at March 31, 2022 and December 31, 2021, respectively.	12	11
Class B common stock – $0.0001 par value; 581,346 and 587,360 shares authorized; 199,338 and 205,352 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively.	20	21
Preferred stock – $0.0001 par value; 20,000 shares authorized; no shares issued and outstanding at March 31, 2022 and December 31, 2021.	—	—
Treasury stock – at cost; 169 shares of Class A common stock at March 31, 2022	(329)	—
Additional paid-in capital	583,323	561,447
Accumulated other comprehensive income (loss)	(101)	(59)
Accumulated deficit	(221,800)	(208,317)
Total stockholders’ equity attributable to GoHealth, Inc.	361,125	353,103
Non-controlling interests	498,833	539,387
Total stockholders’ equity	859,958	892,490
Total liabilities and stockholders’ equity	$1,962,960	$2,068,851

The following table sets forth our statements of cash flows for the periods indicated (unaudited):

	Three months ended Mar. 31,
(in thousands)	2022	2021
Operating Activities
Net income (loss)	$(37,241)	$(7,260)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	5,155	5,112
Depreciation and amortization	2,434	1,853
Amortization of intangible assets	23,514	23,514
Amortization of debt discount and issuance costs	664	684
Non-cash lease expense	1,418	1,216
Other non-cash items	(37)	(480)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(22,888)	(1,661)
Commissions receivable	126,024	9,508
Prepaid expenses and other assets	26,659	9,227
Accounts payable	(14,073)	1,570
Accrued liabilities	(18,393)	(783)
Deferred revenue	601	13
Commissions payable	(40,668)	(10,818)
Operating lease liabilities	(1,468)	(1,188)
Other liabilities	2,785	695
Net cash provided by operating activities	54,486	31,202
Investing Activities
Purchases of property, equipment and software	(5,997)	(3,740)
Net cash used in investing activities	(5,997)	(3,740)
Financing Activities
Repayment of borrowings	(1,318)	(1,043)
Debt issuance cost payments	(1,725)	—
Principal payments under finance lease obligations	(62)	(76)
Cash received on advancement to NVX Holdings, Inc.	—	3,395
Net cash (used in) provided by financing activities	(3,105)	2,276
Effect of exchange rate changes on cash and cash equivalents	(117)	7
Increase in cash and cash equivalents	45,267	29,745
Cash and cash equivalents at beginning of period	84,361	144,234
Cash and cash equivalents at end of period	$129,628	$173,979
Supplemental Disclosure of Cash Flow Information
Non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable	$2,734	$1,690

The following tables set forth operating segment results for the periods indicated (unaudited):

(in thousands, except percentages)	Three months ended Mar. 31, 2022		Three months ended Mar. 31, 2021
	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues:
Medicare - Internal	$203,845	75.3%	$157,353	77.2%	$46,492	29.5%
Medicare - External	61,486	22.7%	39,500	19.3%	21,986	55.7%
IFP and Other - Internal	4,200	1.6%	3,975	1.9%	225	5.7%
IFP and Other - External	1,062	0.4%	3,351	1.6%	(2,289)	(68.3)%
Net revenues	270,593	100.0%	204,179	100.0%	66,414	32.5%
Segment profit (loss):
Medicare - Internal	34,839	12.9%	46,443	22.7%	(11,604)	(25.0)%
Medicare - External	(7,793)	(2.9)%	(631)	(0.3)%	(7,162)	N/M
IFP and Other - Internal	590	0.2%	(729)	(0.4)%	1,319	N/M
IFP and Other - External	(258)	(0.1)%	160	0.1%	(418)	(261.3)%
Segment profit (loss)	27,378	10.1%	45,243	22.2%	(17,865)	(39.5)%
Corporate expense	29,172	10.8%	20,319	10.0%	8,853	43.6%
Amortization of intangible assets	23,514	8.7%	23,514	11.5%	—	—%
Interest expense	11,398	4.2%	8,688	4.3%	2,710	31.2%
Other (income) expense	63	—%	13	—%	50	N/M
Income (loss) before income taxes	$(36,769)	(13.6)%	$(7,291)	(3.6)%	$(29,478)	404.3%
_________________________
N/M = Not meaningful

The following table presents the number of Submitted Policies by product for the Medicare segments for the three months ended March 31, 2022 and 2021, for those submissions that are commissionable (compensated through commissions received from carriers):

Medicare - Total Commissionable Submitted Policies	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Medicare Advantage	286,109	172,874
Medicare Supplement	502	1,104
Prescription Drug Plans	6,525	2,593
Total Medicare	293,136	176,571
The following tables present the number of Approved Submissions by product relating to commissionable policies for the Medicare segments for three months ended March 31, 2022 and 2021. Only commissionable policies are used to calculate LTV.

Medicare - Internal Commissionable Approved Submissions	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Medicare Advantage	188,928	128,886
Medicare Supplement	154	251
Prescription Drug Plans	2,999	2,284
Total Medicare	192,081	131,421

Medicare - External Commissionable Approved Submissions	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Medicare Advantage	87,948	42,241
Medicare Supplement	216	731
Prescription Drug Plans	3,174	289
Total Medicare	91,338	43,261
The following table presents the LTV per Approved Submission by product for the Medicare segments for the three months ended March 31, 2022 and 2021:

LTV per Approved Submission	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Medicare Advantage	$756	$856
Medicare Supplement	$843	$798
Prescription Drug Plans	$203	$215
The following table presents the number of Submitted Policies by product for the Medicare segments for the three months ended March 31, 2022 and 2021, for those submissions that are non-commissionable (compensated via hourly fees and enrollment fees) and do not result in commission revenue:

Medicare - Total Non-Commissionable Submitted Policies	Three months ended Mar. 31, 2022	Three months ended Mar. 31, 2021
Medicare Advantage	4,487	5,939
Medicare Supplement	2,191	1,650
Prescription Drug Plans	829	885
Total Medicare	7,507	8,474